EXHIBIT 99.1

Oracle selects INRANGE Consulting as Channel Partner for E-Business Suite Special Edition

New York, New York - August 1, 2005 - INRANGE Consulting, a member of the Zanett Inc. ("Zanett") (NASDAQ: ZANE) IT CommonwealthTM, announced today that it has been authorized by Oracle as a reseller of its Oracle(r) E-Business Suite Special Edition North America offering. Under this agreement, INRANGE Consulting is authorized to sell Oracle E-Business Suite Special Edition software and its implementation services.

 "Adding strong partners like INRANGE Consulting to our applications channel programs helps us further build a network of partners that can provide local service and support for midsized customers," stated Frank Prestipino, vice president, Global Enterprise Applications Strategy at Oracle. "INRANGE Consulting's experience will help Oracle deliver enterprise-quality solutions to middle market customers who want to automate their business and increase ROI in the timeliest manner."

"Being authorized as an Oracle E-Business Suite Special Edition reseller will allow us to offer upper-tier, enterprise applications and build on our history of delivering value-oriented IT solutions to our customers," stated Rob Wise, CEO of INRANGE Consulting.

 "Oracle is an important business partner to several of our Commonwealth companies," added David McCarthy, CEO of Zanett. "Our strategic relationship with Oracle across the Commonwealth continues to grow and aligns with our vision to promote awareness of our business applications offering to small to mid-sized companies."

By streamlining business processes and collaborating with business partners to accelerate implementations, Oracle E-Business Suite Special Edition is an affordable solution for middle market customers who are most sensitive to minimizing the total cost of owning enterprise-wide software. As a member of the Oracle PartnerNetwork since 1997, INRANGE Consulting has implemented Oracle business applications and technologies in over 100 of its large and mid-sized customers. INRANGE Consulting is validated by several Oracle products, including the Oracle E-Business Suite Special Edition. INRANGE Consulting joins Whitbread Technology Partners, another member of the Zanett IT Commonwealth, as an Oracle Channel Partner.

Channel Support and Resources Drive Success

Oracle has worked closely with its partners to expand the reach of the Oracle E-Business Suite Special Edition North America. Open to PeopleSoft and JD Edwards partners, the program enables solution providers to build on their own vertical expertise and work with Oracle to identify new sales opportunities that will generate increased revenue.

Oracle provides these partners access to additional selling resources, including sales consultants, demo centers and executive briefing centers. To help ensure a partner's readiness to sell, implement and service Oracle applications, Oracle developed a wide-ranging curriculum of training courses for its partners. In addition, Oracle also provides partner specific collateral on Oracle E-Business Suite Special Edition North America.

Oracle E-Business Suite Special Edition

Oracle E-Business Suite Special Edition North America is delivered with leading business practices that are pre-configured across Oracle Financials, Oracle Inventory, Oracle Discrete Manufacturing, Oracle Order Management, Oracle Purchasing, Oracle Tele-Sales, Oracle Tele-Service, Oracle Field Sales and Oracle Daily Business Intelligence applications. The pre-configuration allows customers to further personalize their solution to meet their business needs and includes an option for Oracle On Demand services.

The rapid implementation services of Oracle E-Business Suite Special Edition, now available to authorized Oracle partners, can speed the time-to-benefit for customers running Oracle applications. Accelerated implementation services are a key advantage of the Oracle applications package and will enable both cost and time savings in getting customers up and running with Oracle E-Business Suite Special Edition North America.

About the Oracle PartnerNetwork

The Oracle PartnerNetwork is a global business network of more than 15,000 companies that deliver innovative enterprise software solutions based on Oracle software. Through access to Oracle's premier products, education, technical services, marketing and sales support, the Oracle PartnerNetwork provides partners with the resources they need to be successful in today's global economy. Oracle partners are able to offer customers leading-edge solutions backed by Oracle's position as the world's largest enterprise software company. Partners who are able to demonstrate superior product knowledge, technical expertise and a commitment to doing business with Oracle qualify for the Oracle Certified Partner level. These partners receive a higher level of service, support, training and certification from Oracle. More information is available at www.oracle.com/partners.

About INRANGE Consulting Corporation (www.inrangeconsulting.com)

INRANGE Consulting provides business enhancement and technology solutions including: business process assessment, selection, implementation, and re-engineering consulting services across the enterprise, including customer relationship management (CRM), supply chain management (SCM), human capital management (HCM) and financial management (FM) applications. Additional services include: architecture and infrastructure design, business intelligence, systems integration, custom application development and comprehensive program management leveraging business partners such as Oracle (NASDAQ: ORCL), Microsoft (NASDAQ: MSFT), and IBM (NYSE:IBM).

Trademarks:
Oracle, JD Edwards, PeopleSoft, and Retek are registered trademarks of Oracle Corporation and/or its affiliates.

Certain statements in this news release regarding future expectations and plans for future activities may be regarded as "forward looking statements" within the meaning of the Securities Litigation Reform Act. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause Zanett, Inc.'s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Zanett, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see Zanett, Inc.'s filings with the Securities and Exchange Commission.